UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

BLACK KNIGHT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37394	81-5265638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of principal executive offices)

(Zip Code)

(904) 854-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of May 4, 2022 (the “Original Merger Agreement”), among Black Knight, Inc., a Delaware corporation (“Black Knight”), Intercontinental Exchange, Inc., a Delaware corporation (“ICE”), and Sand Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of ICE (“Sub”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 7, 2023 (the “Amendment”, and the Original Merger Agreement as amended by the Amendment, the “Merger Agreement”), pursuant to which, on September 5, 2023, Sub merged with and into Black Knight, with Black Knight continuing as the surviving corporation and as a wholly owned subsidiary of ICE (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, Black Knight repaid all loans and terminated all commitments outstanding under that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of March 10, 2021 (as amended, restated, supplemented or otherwise modified, the “Black Knight Credit Agreement”), by and among Black Knight Financial Services, LLC, a Delaware limited liability company (“Black Knight Financial Services”), as holdings, Black Knight InfoServ, LLC, a Delaware limited liability company and an indirect subsidiary of Black Knight (“Black Knight InfoServ”), as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, the lenders party thereto and the other parties party thereto (the “Black Knight Credit Agreement Termination”). Upon the Black Knight Credit Agreement Termination, all of the guarantees of the obligations and all security interests, mortgages, liens and pledges granted under the Black Knight Credit Agreement were terminated.

The Black Knight Credit Agreement Termination resulted in the automatic release of all of the guarantees by Black Knight’s subsidiaries, other than of the guarantee by Black Knight Financial Services, of the 3.625% senior notes due 2028 issued by Black Knight InfoServ in accordance with the guarantee release provision in Section 10.06(b) of the indenture governing the notes. The guarantees of the notes by Black Knight and Black Knight Financial Services remain in place.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of Black Knight (the “Black Knight Common Stock”) outstanding immediately prior to the Effective Time (other than shares of Black Knight Common Stock held by Black Knight as treasury stock, by any of Black Knight’s subsidiaries (other than with respect to the Black Knight ESPP (as defined below)), by ICE or any of ICE’s subsidiaries (including Sub), or by any holder who has properly exercised and perfected such holder’s demand for appraisal rights under Section 262 of the General Corporation Law of the State of Delaware and not effectively withdrawn or lost such holder’s rights to appraisal (collectively, the “Excluded Shares”)), was converted into the right to receive, at the holder’s election, subject to proration pursuant to the Merger Agreement, the following consideration (the “Merger Consideration”): (i) $75.867 in cash (the “Per Share Cash Consideration”), calculated pursuant to the Merger Agreement as the sum, rounded to the nearest one tenth of a cent, of (x) $68.00 plus (y) the product, rounded to the nearest one tenth of a cent, of 0.0682 multiplied by the average of the volume weighted averages of the trading prices of the common stock, par value $0.01 per share, of ICE (the “ICE Common Stock”) on the New York Stock Exchange (the “NYSE”) on each of the ten consecutive trading days ending on (and including) the trading day that was three trading days prior to the date on which the Effective Time occurred, which was $115.355 (the “Closing 10-Day Average ICE VWAP”), or (ii) 0.6577 shares of ICE Common Stock (the “Per Share Stock Consideration”), calculated pursuant to the Merger Agreement as the quotient, rounded to the nearest one ten thousandth, of (x) the Per Share Cash Consideration divided by (y) the Closing 10-Day Average ICE VWAP (the “Exchange Ratio”).

The Merger Agreement provides that the aggregate amount of Per Share Cash Consideration will equal $10,505,000,000.00 (the “Cash Component”). The total number of shares of Black Knight Common Stock converted into the right to receive the Per Share Cash Consideration equals 138,465,999 shares, calculated pursuant to the Merger Agreement as the quotient, rounded down to the nearest whole share, of (i) the Cash Component divided by (ii) the Per Share Cash Consideration. All the remaining shares of Black Knight Common Stock not receiving the Per Share Cash Consideration were converted into the right to receive the Per Share Stock Consideration.

Based on the preliminary results of Black Knight stockholders’ elections, the Per Share Stock Consideration is oversubscribed. Black Knight stockholders who elected to receive the Per Share Stock Consideration will be subject to proration and their shares are expected to be converted into the right to receive approximately 68% of the Merger Consideration payable to them in cash and approximately 32% in the form of ICE Common Stock. Black Knight stockholders who made valid elections to receive the Per Share Cash Consideration and any shares with respect to which an election was not made prior to the election deadline will be converted into the right to receive the Per Share Cash Consideration. After the final election results are determined, the final allocation and proration of Merger Consideration to Black Knight stockholders who elected to receive Per Share Stock Consideration will be calculated in accordance with the procedures specified in the Merger Agreement.

The aggregate implied value of the Merger Consideration payable to the former holders of Black Knight Common Stock pursuant to the Merger was approximately $11.9 billion, including approximately $10.5 billion in cash and approximately 10.9 million shares of ICE Common Stock.

At the Effective Time, each outstanding Black Knight restricted stock award (each, a “Black Knight Restricted Stock Award”) granted pursuant to Black Knight’s Amended and Restated 2015 Omnibus Incentive Plan that was granted (i) prior to the date of the Merger Agreement and was subject to an award agreement providing for full accelerated vesting upon a change in control or (ii) to a non-employee director was accelerated and vested in full (with any applicable “performance restriction” deemed satisfied) and was converted into the right to receive the Merger Consideration. Each other outstanding Black Knight Restricted Stock Award was assumed and converted into a restricted stock award of ICE Common Stock based on the Exchange Ratio with the same terms and conditions previously applicable to the Black Knight Restricted Stock Award, except that each “performance restriction” was deemed satisfied. In addition, at the Effective Time, each outstanding time-based restricted stock unit award in respect of a share of Black Knight Common Stock (each, a “Black Knight RSU Award”) granted pursuant to Black Knight’s Amended and Restated 2015 Omnibus Incentive Plan was accelerated and vested in full and was deemed settled for a number of shares of Black Knight Common Stock equal to the amount of shares underlying the Black Knight RSU Award, which were converted into the right to receive the Merger Consideration.

Prior to the Effective Time, all accumulated participant contributions under Black Knight’s Employee Stock Purchase Plan (the “Black Knight ESPP”) were used to purchase shares of Black Knight Common Stock, with such shares cancelled at the Effective Time and converted into the right to receive the Merger Consideration. Any participant contributions insufficient to purchase one whole share of Black Knight Common Stock prior to the Effective Time, as well as any matching credits that would be allocated to each participant’s account assuming that the participant had remained an eligible person through each matching date for each applicable quarter end prior to the Effective Time, will be distributed to the participant in cash. The Black Knight ESPP was terminated at the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the Original Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Black Knight with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2022, and (ii) the full text of the Amendment, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Black Knight with the SEC on March 7, 2023, which are incorporated by reference into this Item 2.01.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Black Knight no longer fulfills the listing requirements of the NYSE. On September 5, 2023, Black Knight notified the NYSE that the Merger had closed and requested that the NYSE (i) suspend trading of Black Knight Common Stock, (ii) withdraw Black Knight Common Stock from listing on the NYSE prior to the open of trading on September 5, 2023, and (iii) file with the SEC a notification of delisting on Form 25 of Black Knight Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Black Knight Common Stock will no longer be listed on the NYSE.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification of Rights of Security Holders.

At the Effective Time, each issued and outstanding share of Black Knight Common Stock (other than Excluded Shares), Black Knight Restricted Stock Award and Black Knight RSU Award was cancelled and converted into the right to receive the respective consideration specified in the Merger Agreement.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

At the Effective Time, Sub was merged with and into Black Knight pursuant to the Merger Agreement, with Black Knight continuing as the surviving corporation in the Merger and a wholly owned subsidiary of ICE.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, Black Knight’s directors as of immediately prior to the Effective Time ceased serving as directors of Black Knight, and the following individuals, each of whom was a member of the board of directors of Sub as of immediately prior to the Effective Time, were appointed to the board of directors of Black Knight: Andrew J. Surdykowski and Octavia N. Spencer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation of Black Knight, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the certificate of incorporation as so amended and restated, the “Third Amended and Restated Certificate of Incorporation”). The Third Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

In addition, as of the Effective Time, in accordance with the Merger Agreement, the bylaws of Black Knight, as in effect as of immediately prior to the Effective Time, were amended and restated in their entirety (the bylaws as so amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events

On September 5, 2023, Black Knight and ICE issued a joint press release announcing the completion of the Merger and the preliminary results of the elections made by Black Knight stockholders as to the form of Merger Consideration they wish to receive in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 4, 2022, among Intercontinental Exchange, Inc., Sand Merger Sub Corporation and Black Knight, Inc. (incorporated by reference to Exhibit 2.1 to Black Knight’s Current Report on Form 8-K, filed with the SEC on May 5, 2022).

2.2	Amendment No. 1, dated as of March 7, 2023, to the Agreement and Plan of Merger, dated as of May 4, 2022, among Intercontinental Exchange, Inc., Sand Merger Sub Corporation and Black Knight, Inc. (incorporated by reference to Exhibit 2.1 to Black Knight’s Current Report on Form 8-K, filed with the SEC on March 7, 2023).

3.1	Third Amended and Restated Certificate of Incorporation of Black Knight, Inc.

3.2	Amended and Restated Bylaws of Black Knight, Inc.

99.1	Joint Press Release, dated as of September 5, 2023, issued by Black Knight, Inc. and Intercontinental Exchange, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*        *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK KNIGHT, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President and General Counsel

Date: September 5, 2023